EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of the Issuer named herein, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated this 10th day of October, 2017	AURIZON ENTERPRISES LIMITED

	By:	/s/ Bingzhao Tan
Name: Bingzhao Tan Title: Director

MERCHANT LINK HOLDINGS LIMITED

By:	/s/ Bingzhao Tan
Name: Bingzhao Tan Title: Director

OMEN CHARM LIMITED

By:	/s/ Guichai He
Name: Guichai He Title: Director

OCEAN ROSE GLOBAL LIMITED

By:	/s/ Bingzhao Tan
Name: Bingzhao Tan Title: Director

PRAISEWISE LIMITED

By:	/s/ Guichai He
Name: Guichai He Title: Director

RISE VISION GLOBAL LIMITED

By:	/s/ Bingzhao Tan
Name: Bingzhao Tan Title: Director

SPLENDID BRILLIANCE (PTC) LIMITED

By:	/s/ Guichai He
Name: Guichai He Title: Director

WEALTH WARRIOR GLOBAL LIMITED

By:	/s/ Bingzhao Tan
Name: Bingzhao Tan Title: Director

By:	/s/ Guichai He
GUICHAI HE, an individual

By:	/s/ Bingzhao Tan
BINGZHAO TAN, an individual